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                                                                   Exhibit 23.2

                  CONSENT OF INDEPENDENT CHARTERED ACCOUNTANTS

     We consent to the incorporation by reference in the Registration Statement (Form S-8), pertaining to the GSI Lumonics Inc. Employee Stock Purchase Plan, of our report dated February 16, 2001, with respect to the consolidated financial statements and schedule of GSI Lumonics Inc. included in its Annual Report on Form 10-K for the year ended December 31, 2000, filed with the Securities and Exchange Commission.

Ottawa, Canada                     /s/ ERNST & YOUNG LLP
November 16, 2001                  Chartered Accountants